EXECUTION US_140305573 MASTER LOAN SALE AGREEMENT among AMERANT BANK, N.A., the Seller and TEMPLE VIEW CAPITAL FUNDING, LP, AND/OR TVC FUNDING VII, LLC, together the Purchaser Dated as of December 27, 2024 (Business-Purpose, Investor Residential Mortgage Loans)

SECTION 1.	Definitions	1
SECTION 2.	Agreement to Purchase	7
SECTION 3.	Mortgage Loan Schedule	7
SECTION 4.	Purchase Price; Payments; Delivery of Mortgage Files; Examination of Mortgage Loan Documents	7
SECTION 5.	Interim Servicing	9
SECTION 6.	[Reserved]	10
SECTION 7.	Closing	10
SECTION 8.	Representations, Warranties and Covenants of Seller	11
SECTION 9.	Representations, Warranties and Covenants of Purchaser	12
SECTION 10.	Representations, Warranties and Covenants as to Individual Loans	14
SECTION 11.	Repurchase for Breaches of Representations or Warranties	21
SECTION 12.	Indemnification	22
SECTION 13.	Costs	22
SECTION 14.	Notices	23
SECTION 15.	Severability Clause	23
SECTION 16.	Counterparts	24
SECTION 17.	Governing Law; Jurisdiction; Waiver of Jury Trial	24
SECTION 18.	Further Assurances	24
SECTION 19.	Successors and Assigns; Assignment	24
SECTION 20.	Amendments	25
SECTION 21.	Interpretation	25
SECTION 22.	Confidential Information	25
SECTION 23.	Exhibits	25
SECTION 24.	Sale Treatment; Grant of Security Interest	25
SECTION 25.	Third Party Beneficiaries	26
SECTION 26.	Cooperation with Reconstitutions	26
SECTION 27.	Regulatory Compliance	26
SECTION 28.	Bill of Sale Incorporated	27
SECTION 29.	Entire Agreement.	28

EXHIBIT A	Form of Bill of Sale
EXHIBIT B	[Reserved]
EXHIBIT C	Contents of Mortgage File
EXHIBIT D	Contents of Credit File
EXHIBIT E	Mortgage Loan Schedule Data Fields
EXHIBIT F	Seller Underwriting Guidelines

1 This Master Loan Sale Agreement (together with all exhibits, attachments and schedules thereto, and all amendments hereof, the “Agreement”) is dated as of December 27, 2024 (the “Effective Date”) by and between Temple View Capital Funding, LP and/or TVC Funding VII, LLC (together, the “Purchaser”) and Amerant Bank, N.A. (the “Seller”). WHEREAS, the related Seller desires to sell, to the Purchaser, and the Purchaser desires to purchase, from the related Seller certain first lien adjustable and fixed-rate, business-purpose, investment property and/or single-family rental residential mortgage loans, which are secured by non-owner occupied Mortgaged Properties, originated and underwritten or re-underwritten and approved by the related Seller (the “Mortgage Loans”), on a servicing released basis as described herein; WHEREAS, the Mortgage Loans will be sold and purchased as a single whole loan or as pools or groups of whole loans (each, a “Mortgage Loan Package”) on December 27, 2024 ( “Closing Date”), as set forth in the related Bill of Sale; WHEREAS, the Purchaser and the Seller wish to prescribe the representations and warranties of the related Seller with respect to itself and the Mortgage Loans, the manner of purchase of the Mortgage Loans and the Servicing Rights related thereto and the conveyance, transfer and control of the Mortgage Loans by the related Seller; NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows: SECTION 1. Definitions. 1.1 Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) that are in all respects legal, proper and customary in the mortgage servicing business in accordance with (a) those mortgage servicing practices (including collection procedures) of prudent mortgage servicing institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) the terms of the related Mortgage Note and Mortgage, and (c) Applicable Law. Such standard of care shall not be lower than that which Seller (or its designated servicer) customarily employs and exercises in servicing and administering similar mortgage loans for its own account (to the extent not conflicting with clauses (a) through (c) of this definition). 1.2 Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders, and regulatory guidance of any Governmental Authority and regulatory agencies applicable to a Person or to the origination, servicing, transfer, securitization or disposition of mortgage loans or any related activity thereto, and all applicable orders and decrees of all courts and arbitrators in proceedings or actions. 1.3 Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or the lowest value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided,

2 however, that in the case of a refinanced Mortgage Loan, such value (or the lowest value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by a Qualified Appraiser at the time of origination of such refinanced Mortgage Loan. 1.4 Assignment of Mortgage: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Purchaser. 1.5 Assignment of Rents: With respect to any Mortgage, if separate from the Mortgage, an assignment of rents thereunder, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of rents. 1.6 Bailee Agreement: A bailee agreement executed in connection with each transaction contemplated by this Agreement, in a form reasonably acceptable to Purchaser, the related Seller and Custodian. 1.7 Bill of Sale: That certain bill of sale substantially in the form of Exhibit A attached hereto. 1.8 Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed. 1.9 Credit File: With respect to any Mortgage Loan, a file pertaining to such Mortgage Loan which contains all documents required under Applicable Law and Seller Underwriting Guidelines in the origination, underwriting and servicing of such Mortgage Loan (including, but not limited to, the documents described on Exhibit D attached hereto, copies of the related Mortgage Loan Documents, which may be imaged, maintained on microfilm or otherwise retained using any other comparable medium, and any additional documents required to be added to the Credit File pursuant to this Agreement). 1.10 Custodian: U.S. Bank National Association, and any successor thereto. 1.11 Cut-off Date: As set forth on Schedule 1 to the Bill of Sale. 1.12 Cut-off Date Principal Balance: As defined in Section 2 hereof. 1.13 Escrow Balance: The positive balance of funds, if any, held by or on behalf of related Seller pursuant to the Mortgage Loan for impounds for taxes and insurance premiums, interest and servicing fees. 1.14 Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

3 1.15 Fannie Mae: The Federal National Mortgage Association, or any successor thereto. 1.16 FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time. 1.17 Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto. 1.18 Governmental Authority: Any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or regulatory oversight (including any regulatory agencies applicable to a Person). 1.19 Interim Servicer: With respect to each Mortgage Loan, the Seller or its designated servicer. 1.20 Servicing Advances: All customary “out of pocket” costs and expenses incurred in the performance by the Seller or the Interim Servicer of its servicing obligations. 1.21 Interim Servicing Period: The period commencing with the related Closing Date and ending with the related Servicing Transfer Date. 1.22 Lists: The Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Orders and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC. 1.23 MBA Method: The delinquency calculation method established by the Mortgage Bankers Association. 1.24 Monthly Payment: The scheduled monthly payment of principal and/or interest on a Mortgage Loan. 1.25 Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument securing the related Mortgage Note, including any rider incorporated by reference therein, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note. 1.26 Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit C annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement. 1.27 Mortgage Interest Rate: With respect to each fixed rate Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note. With respect to each adjustable rate Mortgage Loan, the annual rate at which interest accrues on such adjustable rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note. 1.28 Mortgage Loan: Each individual mortgage loan sold by related Seller and purchased by Purchaser on a Closing Date identified on the related Mortgage Loan Schedule, which includes without limitation the Mortgage File, Credit File, and, on or after the Closing Date, the monthly

4 payments, principal prepayments, prepayment penalties, liquidation proceeds, condemnation proceeds, insurance proceeds, REO disposition proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, including the related Servicing Rights. Unless the context requires otherwise, any reference to the Mortgage Loans in this Agreement shall refer to the Mortgage Loan(s) constituting a Mortgage Loan Package. 1.29 Mortgage Loan Documents or Loan Documents: The contents of the Mortgage File and the Credit File specified on Exhibit C and Exhibit D, respectively, required to be delivered to the Custodian pursuant to Section 4.6 with respect to any Mortgage Loan and any additional mortgage documents pertaining to such Mortgage Loan that are customarily maintained in connection with the origination of such Mortgage Loan. 1.30 Mortgage Loan Package: The pool of Mortgage Loans (which may be a single Mortgage Loan), purchased by Purchaser from the related Seller on a Closing Date, as set forth on the related Mortgage Loan Schedule. 1.31 Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans prepared for the related Closing Date and attached as Exhibit A to Schedule 1 to the related Bill of Sale, such schedule setting forth each of the applicable Mortgage Loan Schedule Data Fields, or such other mutually-agreed information between the related Seller and Purchaser. 1.32 Mortgage Loan Schedule Data Fields: A mutually agreed upon American Securitization Form (ASF) Mortgage Loan Schedule provided by a third party provider or such other schedule agreed upon by both parties with respect to each Mortgage Loan, as set forth on Exhibit E. 1.33 Mortgage Note or Note: The promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and any riders thereto. 1.34 Mortgaged Property: With respect to any Mortgage Loan, the Mortgagor’s real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note, consisting of an unsubordinated estate in fee simple or, with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, a leasehold estate, in a single parcel or multiple contiguous parcels of real property improved by a residential dwelling. 1.35 Mortgagor: The obligor on the related Mortgage Note. 1.36 OFAC: The Office of Foreign Assets Control, Department of the Treasury. 1.37 Offering Document: Any prospectus, prospectus supplement, offering circular, offering memorandum, private placement memorandum, term sheet or other offering materials used to offer and sell Mortgage Loans, interests therein and/or securities secured or backed thereby in connection with any Securitization Transaction. 1.38 Orders: Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and any enabling legislation or other Executive Orders or regulations in respect thereof.

5 1.39 Patriot Act: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time. 1.40 Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof. 1.41 Prepayment Penalty: With respect to each Mortgage Loan, the premiums, fees or charges, if any, due if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage. 1.42 Purchase Price: With respect to each Mortgage Loan Package, the price paid on the related Closing Date by Purchaser to the related Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4.1 of this Agreement. 1.43 Purchase Price Percentage: With respect to each Mortgage Loan included in a Mortgage Loan Package, the corresponding percentage of par set forth in Schedule I to the related Bill of Sale that is used to calculate the related Purchase Price. 1.44 Qualified Appraiser: With respect to each Mortgage Loan, an independent appraiser, duly appointed by or acceptable to the related originator, licensed or certified by the applicable governmental body in which the related Mortgaged Property is located, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, and all other Applicable Law, all as in effect on the date the Mortgage Loan was originated. 1.45 Qualified Insurer: With respect to any Mortgaged Property, any insurer duly qualified as such under the laws of the states in which such Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, satisfying the applicable requirements of Fannie Mae or Freddie Mac. 1.46 Rating Agency: Any nationally recognized statistical rating organization. 1.47 Reconstitution: Any Whole Loan Transfer or Securitization Transaction. 1.48 Reconstitution Agreements: Each agreement entered into by the related Seller and the Purchaser and/or certain third parties, as mutually-agreed between the related Seller and Purchaser, on a Reconstitution Date with respect to any or all of the Mortgage Loans in a Mortgage Loan Package, in connection with a Whole Loan Transfer or Securitization Transaction. 1.49 Reconstitution Date: Each date on which any or all of the Mortgage Loans in a Mortgage Loan Package are sold, transferred and conveyed as part of a Whole Loan Transfer or Securitization Transaction pursuant to Section 26 hereof.

6 1.50 Regulation AB: Means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time. 1.51 REO Property: A Mortgaged Property acquired in the name of the Purchaser or its nominee through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan. 1.52 Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the product of the related Purchase Price Percentage and the unpaid principal balance of such Mortgage Loan as of such date of determination, plus (ii) accrued interest thereon from the date to which interest had last been paid and distributed to Purchaser through the date of such repurchase, plus (iii) the amount of any outstanding advances owed to any servicer, plus (iv) Purchaser’s expenses incurred by Purchaser in transferring such Mortgage Loan, including, without limitation, expenses incurred for maintenance and repairs, assessments, taxes and similar items, to the extent not paid out of an escrow account transferred by the related Seller to Purchaser, and plus (v) all reasonable out-of- pocket costs and expenses incurred in the enforcement of the related Seller’s repurchase obligation hereunder. 1.53 Securitization Transaction: Any transaction involving: (i) the sale or other transfer of some or all of the Mortgage Loans directly or indirectly to a trust or other issuing entity in connection with publicly offered and/or privately placed, rated or unrated mortgage pass-through or other mortgage-backed securities or (ii) the issuance of publicly offered and/or privately placed, rated or unrated mortgage pass- through or other mortgage-backed securities, the payments of which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans. 1.54 Seller Underwriting Guidelines: The credit-granting or underwriting criteria and guidelines in effect as of the origination date of the related Mortgage Loans and used by Seller in originating and purchasing mortgage loans of the same type as the Mortgage Loans, which are attached hereto as Exhibit F, as may be updated and deemed to be incorporated into Exhibit F from time to time by providing such updates in writing to the Purchaser; provided that Purchaser has approved any such updated credit-granting or underwriting criteria and guidelines. 1.55 Servicing Rights: Any and all of the following: (a) any and all rights to administer and service the Mortgage Loans; (b) any payments to or monies received by the related Seller or payable to a servicer for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the related Seller thereunder; (e) the right to collect and hold, on behalf of the related Mortgagor, Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the related Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this definition; (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or to the past, present or prospective servicing of the Mortgage Loans and (h) all rights, powers and privileges incident to any of the foregoing.

7 1.56 Servicing Transfer Date: With respect to each Mortgage Loan, the date on which the transfer of servicing is expected to occur as set forth on the related Mortgage Loan Schedule, or such other date as mutually agreed between Purchaser and Seller. 1.57 Successor Servicer: Newrez LLC d/b/a Shellpoint Mortgage Servicing, or any successor thereto; provided that if Purchaser designates another servicer in writing to the Seller prior to a Closing Date, “Successor Servicer” with respect to the related Mortgage Loans shall be such other designee servicer. 1.58 USPAP: The Uniform Standards of Professional Appraisal Practice, as amended and in effect from time to time. 1.59 Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than in connection with a Securitization Transaction. SECTION 2. Agreement to Purchase. Subject to the terms and provisions of this Agreement, the related Seller agrees to sell, and the Purchaser agrees to purchase, all rights, title and interest of Seller in and to the Mortgage Loans in a Mortgage Loan Package, inclusive of the Servicing Rights associated therewith, together with the related Mortgage Loan Documents. On the Closing Date, Seller agrees to sell, and Purchaser agrees to purchase, on the terms and conditions stated herein, certain Mortgage Loans (including the Servicing Rights related thereto) having an aggregate outstanding principal balance as of the Cut-off Date as set forth on Schedule 1 to the related Bill of Sale (the “Cut-off Date Principal Balance”). SECTION 3. Mortgage Loan Schedule. The related Seller and Purchaser hereby agree that the Mortgage Loans to be purchased under this Agreement on the related Closing Date shall be the Mortgage Loans identified in the Mortgage Loan Schedule attached as Exhibit A to Schedule 1 to the related Bill of Sale. Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the Closing Date to Purchaser at least two (2) Business Days prior to the Closing Date. SECTION 4. Purchase Price; Payments; Delivery of Mortgage Files; Examination of Mortgage Loan Documents. 4.1 On the Closing Date, unless otherwise set forth in the Bill of Sale, the purchase price for each Mortgage Loan (the “Purchase Price”) shall be an amount equal to the product of (A) the Purchase Price Percentage set forth in the related Mortgage Loan Schedule and (B) the Cut-off Date Principal Balance less (i) any rent collection account balances and (ii) any repair holdback balances with the Seller or its designated servicer. Purchaser shall not reimburse the Seller for any corporate advances, servicing advances or escrow advances incurred prior to the related Closing Date. 4.2 Purchaser shall be entitled to all payments of principal and interest and all other funds or recoveries on the related Mortgage Loans received or receivable by Seller (or its affiliates or any of its designees (including servicers and the related Interim Servicer)), and/or Purchaser on and after the related Cut-off Date (regardless of when due). Without limiting the provisions of Section 5.2 in any way relating to the timeframes for submitting collections and other amounts to the Successor Servicer in connection with the transfer of servicing, Seller agrees that it shall transfer

8 all such amounts received by Seller (or any of its affiliates or designees (including servicers and Interim Servicers during any Interim Servicing Period)) to Purchaser by the third (3rd) Business Day of each month. Principal prepayments received by Seller (or any of its affiliates or designees) on or before the related Closing Date shall belong to Seller only to the extent that such principal prepayments were not included in Cut-off Date Principal Balance. 4.3 The Seller understands that the Purchaser agrees, subject to the terms and conditions of this Agreement, to purchase only mortgage loans that have been originated in accordance with the Seller Underwriting Guidelines, except to the extent that any deviation therefrom is based on compensating factors that are disclosed in writing to and accepted by the Purchaser, in its sole discretion, prior to such purchase. The Seller further understands and accepts that the Purchaser may appoint a due diligence vendor as its agent to perform a due diligence review of the Mortgage Loans proposed to be sold. 4.4 Prior to the Closing Date, Seller shall deliver, or cause to be delivered, or otherwise make available to Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the respective Mortgage Loan Documents in hard copy or in digital format, and the servicing files (including, without limitation, any related Mortgagor’s payment history (if applicable)), pertaining to each Mortgage Loan, at such location as shall be acceptable to Purchaser. Such examination may be made by Purchaser or its designee at any time before or after the related Closing Date. Purchaser may, at its option and without notice to Seller, purchase the Mortgage Loans without conducting any partial or complete examination. Notwithstanding anything to the contrary herein, the failure of Purchaser or its due diligence vendor to identify or discover any deficiency or error with respect to any Mortgage Files will not release Seller from its obligations to provide any other required documentation or correct any errors in accordance with the provisions of this Agreement. Furthermore, notwithstanding anything to the contrary herein, the fact that Purchaser or its due diligence vendor has conducted, or has determined not to conduct, any partial or complete examination of the Mortgage Loan Documents shall in no event impair or diminish the rights of Purchaser or any of its successors under this Agreement with respect to any breach of the representations and warranties contained in this Agreement, including but not limited to Purchaser’s or any of its successor’s rights to demand repurchase or other relief or remedy provided for in this Agreement. 4.5 In addition, the related Seller shall deliver, or cause to be delivered, to the Custodian prior to the related Closing Date, pursuant to the applicable Bailee Agreement, hard copies of all relevant Mortgage Loan Documents, to the extent not previously delivered to Purchaser (or its designee in accordance with Section 4.4 above), related to the Mortgage Loans to be purchased on such Closing Date. The related Seller shall pay all costs associated with the shipment of the Mortgage Loan Documents to the Custodian. Purchaser shall pay all fees and expenses of the Custodian. Upon the payment of the Purchase Price on the related Closing Date, the related Seller shall immediately release the Mortgage Loan Documents in accordance with the applicable Bailee Agreement and the ownership of each Mortgage Note, Mortgage and each related Mortgage File shall immediately vest in Purchaser. 4.6 In the event any document required to be delivered to the Custodian under this Agreement and not otherwise required to be delivered, or exempt from delivery, pursuant to a mutually agreed- upon written letter or other agreement between Purchaser and Seller, including an original or copy

9 of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as Purchaser shall designate in writing, within ninety (90) days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered within sixty (60) days of the related Closing Date), and in the event that Seller does not cure such failure within forty-five (45) days of discovery or receipt of written notification of such failure from Purchaser, the related Mortgage Loan shall, upon the request of Purchaser, be repurchased by the related Seller at the related Repurchase Price and in the manner specified in Section 11. The foregoing repurchase obligation shall not apply in the event that the related Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period solely due to a delay caused by the recording office in the applicable jurisdiction; provided that the related Seller shall instead deliver a recording receipt of such recording office with a certified copy of the original document. The procedure shall be repeated until the documents have been received and delivered. Notwithstanding anything to the contrary herein, if the delivery of original documents required to be recorded that are contained in the Mortgage Files is not completed within one hundred eighty (180) days of the related Closing Date then, at Purchaser’s option, the related Seller shall repurchase the affected Mortgage Loan at the Repurchase Price and in such manner set forth in Section 11. 4.7 The Seller shall be responsible for providing an Assignment of Mortgage in blank for each Mortgage within twenty (20) Business Days after the Closing Date. Purchaser shall pay all initial recording fees, if any, for each Assignment of Mortgage from Seller to Purchaser, and any fees or costs in transferring all original documents to the Custodian or, upon written request of Purchaser, to Purchaser or Purchaser’s designee; provided, however, that the related Seller shall be responsible for the fees of recording any intervening Assignments of Mortgage through to the related Seller. 4.8 Upon the sale of a Mortgage Loan, the ownership of such Mortgage Loan, including the related Note and the related Mortgage together with all of the related Seller’s right, title and interest in and to any and all other Mortgage Loan Documents related to the Mortgage Loan, whether or not listed on Exhibit C hereto, shall be vested in Purchaser, and the ownership of all other records and documents with respect to the Mortgage Loan prepared by or which come into the possession of Seller shall immediately vest in Purchaser. Seller shall promptly deliver to Purchaser any documents respecting the Mortgage Loans that come into its (or its designee’s) possession with respect to the Mortgage Loans following the sale of the Mortgage Loans to Purchaser, which documents shall be held in trust for Purchaser until so delivered. All rights arising out of the Mortgage Loans, inclusive of the related Servicing Rights, including, but not limited to, all funds received by the related Seller or its designee servicer after the related Cut-off Date in connection with any Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser as of the Closing Date. Notwithstanding the foregoing, in no event shall Seller be required to deliver to Purchaser Seller’s proprietary or confidential materials, documents or analyses, internal memoranda and reports, correspondence and other documents similar thereto and neither shall the ownership of any of the foregoing vest in Purchaser unless otherwise set forth in this Agreement. SECTION 5. Interim Servicing

10 5.1 On the Closing Date, the Seller shall cause the related Interim Servicer to reflect the Purchaser as the owner of the Servicing Rights related to the Mortgage Loans sold and purchased thereon. The Interim Servicer with the consent of the Purchaser shall act and to do all things necessary in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement in strict accordance with customary servicing procedures, applicable law and the terms of the Mortgage Notes and Mortgages. During the period in which the Seller or its designated servicer is interim servicing the Mortgage Loans, the Seller shall release its custody of any servicing records only in accordance with written instructions from the Purchaser, unless such release is required hereunder or as incidental to the Seller’s interim servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to this Agreement. Unless required elsewhere by this Agreement, already offered or otherwise in process, or required to comply with an applicable rule or law in the Interim Servicer’s reasonable judgment, from and after the Closing Date, the Interim Servicer shall not, without the prior written consent of the Purchaser (i) modify any Mortgage Loan (including, without limitation, a release of any collateral or any party from liability on or with respect to such Mortgage Loan) or make any other material loss mitigation decision, (ii) forgive principal in respect of any Mortgage Loan, (iii) accept a deed in lieu of foreclosure with respect to any Mortgage Loan, (iv) conduct any short sale in respect of any Mortgaged Property or any short refinancing with respect to any Mortgage Loan, (v) commence any foreclosure with respect to any Mortgage Loan or bankruptcy proceeding against any mortgagor, (vi) settle or compromise any condemnation or insurance claim or proceeding, (vii) settle or compromise, or make any offers to settle or compromise, any existing litigation or other proceedings in respect of any of the Mortgage Loans or real estate owned properties unless required by law, (viii) sell, liquidate or otherwise dispose of any real estate owned property or Mortgage Loan or (ix) make any Servicing Advances. Purchaser shall reimburse Seller for any actual out-of-pocket costs incurred by Seller with respect to the Interim Servicing. 5.2 All amounts received by the related Seller or any designee thereof on account of each Mortgage Loan after the Cut-off Date and not previously remitted to Purchaser pursuant to Section 4.2, including, without limitation, payments of principal and interest and insurance proceeds, shall belong to Purchaser and shall be remitted promptly by wire transfer in the case of cash received and by overnight delivery service with respect to checks and other instruments. Such remittance shall be accompanied by a report in form and detail reasonably satisfactory to Purchaser setting forth the source and application of all amounts received. 5.3 The Purchaser agrees that it shall be responsible for all Servicing Advances incurred by the Interim Servicer after the Cut-off Date. Notwithstanding anything set forth in this Agreement to the contrary, the related Seller shall not be obligated to make (or reimburse for) any Servicing Advances with respect to any Mortgage Loan or its related Mortgaged Property that are incurred after the Cut-off Date. SECTION 6. [Reserved]. SECTION 7. Closing. The purchase and sale of the Mortgage Loans on the related Mortgage Loan Schedule shall close on the Closing Date. Purchaser’s obligation to purchase and Seller’s obligation to sell the Mortgage Loans shall be subject to each of the following conditions:

11 7.1 With respect to Purchaser’s obligations to close: (i) all representations and warranties by Seller under this Agreement shall be true and correct in all material respects as of the Closing Date; (ii) Purchaser’s Custodian shall have received and inspected the Mortgage File for each of the Mortgage Loans; (iii) Purchaser shall have received the Mortgage Loan Schedule; (iv) the Purchaser shall have received a fully executed copy of the related Bill of Sale; and (v) all other terms and conditions of this Agreement to be performed by Seller by the Closing Date shall have been performed and complied with in all material respects. 7.2 With respect to Seller’s obligations to close: (i) all representations and warranties by Purchaser under this Agreement shall be true and correct in all material respects as of the related Closing Date; (ii) all other terms and conditions of this Agreement to be performed by Purchaser by the related Closing Date shall have been performed and complied with in all material respects; and (iii) subject to the satisfaction (or written waiver) of the foregoing conditions, Purchaser shall pay to Seller on the related Closing Date the Purchase Price by wire transfer of immediately available funds to the accounts designated in writing by Seller. Seller shall advise Purchaser in writing at least three (3) Business Days prior to the related Closing Date of the accounts to which such funds are to be wired. SECTION 8. Representations, Warranties and Covenants of Seller. Except as set forth on Schedule 8 attached hereto and incorporated herein, the Seller hereby represents and warrants to, and covenants with, Purchaser that as of the date hereof and as of each Closing Date: 8.1 It is duly organized, validly existing and in good standing under the laws of the state of its formation. Seller has the full power and authority to hold each Mortgage Loan and to sell each such Mortgage Loan. It has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, and has duly executed and delivered this Agreement and has all licenses necessary to carry on its business as now being conducted and is licensed, if required by law. No licenses or approvals obtained by it have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance. 8.2 Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will: (a) result in the breach of any material term or provision of its organizational documents, (b) breach, conflict with or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject,

12 (c) result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, or (d) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement. 8.3 There is no action, suit, proceeding or investigation active, pending or, to its knowledge, threatened against Seller which, either in any one instance or in the aggregate, is likely to (i) result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of it to carry on its business substantially as now conducted, or in any material liability on the part of it, or (ii) prohibit it from entering into this Agreement or seek to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) otherwise draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of it contemplated herein, or which would be likely to prohibit or impair materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement. 8.4 No other consent, approval, authorization or order of any court or government agency or body or other party is required for the execution, delivery and performance by it of this Agreement or compliance with each of the material terms and conditions of this Agreement, including, without limitation, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, except for consents, approvals, authorizations and orders which have been obtained. 8.5 Seller’s decision to originate and/or purchase any mortgage loan or to deny any mortgage loan application is an independent decision based upon the Seller Underwriting Guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated. 8.6 The sale or transfer of each Mortgage Loan by Seller complies with all Applicable Laws governing such sale or transfer. 8.7 Seller is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code or an entity whose underlying assets include plan assets by reason of such employee benefit plan or plan’s investment in the entity. 8.8 Seller has the financial capacity to perform each and every covenant of it contained in this Agreement. SECTION 9. Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to, and covenants with, Seller that as of the date hereof and as of each Closing Date:

13 9.1 It is duly organized, validly existing and in good standing under the laws of the state of its formation and has the full power and authority to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. It has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of any such state require licensing or qualification in order to conduct business of the type conducted by it, and in any event it is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement. No such licenses or approvals obtained by it, if any, have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance. 9.2 Neither the execution and delivery of this Agreement and the other documents and agreements contemplated hereby, the consummation of the transactions contemplated, nor the fulfillment of or compliance with the terms and conditions of this Agreement and such other documents and agreements will: (a) result in the breach of any material term or provision of its organizational documents, (b) breach, conflict with or result in the acceleration of any obligation under, any material agreement or other instrument to which it is subject, or (c) result in the violation of any law, rule, regulation, order, judgment or decree to which it is subject, which breach, conflict, acceleration or violation would have a material adverse effect on its ability to perform its obligations under this Agreement. 9.3 There is no action, suit, proceeding or investigation active, pending or, to its knowledge, threatened against it which, either in any one instance or in the aggregate, is likely to (i) result in any material adverse change in the business, operations, financial condition, properties or assets of it, or in any material impairment of the right or ability of it to carry on its business substantially as now conducted, or in any material liability on the part of it, or (ii) prohibit it from entering into this Agreement or seek to prevent the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (iii) otherwise draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of it contemplated herein, or which would be likely to prohibit or impair materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement. 9.4 No other consent, approval, authorization or order of any court or government agency or body or other party is required for the execution, delivery and performance by it of this Agreement or compliance with each of the material terms and conditions of this Agreement, including, without limitation, the purchase of the Mortgage Loans or the consummation of the transactions

14 contemplated by this Agreement, except for consents, approvals, authorizations and orders which have been obtained. 9.5 Purchaser is a sophisticated investor and Purchaser’s bid and decision to purchase the Mortgage Loans are based upon its own independent expert evaluations of the Mortgage Files and other materials made available by the Seller and deemed relevant by Purchaser and its agents. Purchaser has not relied in entering into this Agreement upon any oral or written information from the Seller, or any of its employees, affiliates, agents or representatives, other than the representations and warranties of the Seller contained in this Agreement. Purchaser further acknowledges that no employee or representative of the Seller has been authorized to make, and that Purchaser has not relied upon, any statements or representations other than those specifically contained in this Agreement. Without limiting the foregoing, Purchaser acknowledges that, except as specifically set forth in this Agreement, Seller has not made any representations or warranties as to the Mortgage Loans. SECTION 10. Representations, Warranties and Covenants as to Individual Loans. As further material inducement to Purchaser to enter into this Agreement, except as set forth on Schedule 10 attached hereto and incorporated herein, Seller hereby makes each of the following representations and warranties with respect to each Mortgage Loan as of the related Closing Date: 10.1 Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects. 10.2 Whole Loan; Ownership of Mortgage Loan. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, the Seller had good title to, and was the sole legal, beneficial and equitable owner of, each Mortgage Loan (and related Mortgage Notes and Mortgages) free and clear of any and all liens, charges, pledges, encumbrances, security interests, participations, any other ownership interests on, in or to such Mortgage Loan. The Seller has the full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan. 10.3 Consumer Credit. No Mortgage Loan constitutes consumer credit as defined under the federal Truth in Lending Act, 15 U.S.C. 1601 et seq. (“TILA”), and its promulgating regulation, Regulation Z, 12 CFR Part 1026. Each Mortgage Loan will only be used for commercial or business purposes as defined in Section 104(1) of TILA, 15 U.S.C. 1063(1), and Section 1026.3(a)(1) Regulation Z, 12 C.F.R. 1026.3(a)(1), and each Mortgagor has represented that the Mortgage Loan will only be used for commercial or business purposes as defined thereunder. Further, none of the Mortgage Loans are subject to any federal, state or local laws governing consumer credit, including, but not limited to, TILA and Regulation Z, the federal Real Estate Settlement Procedures Act and its promulgating regulation, Regulation X, the Home Ownership and Equity Protection Act and any state laws applicable to “high cost,” “predatory,” threshold” or similar loans.

15 10.4 Consumer Laws. No Mortgage Loan was originated primarily for a personal, family or household purpose, as defined in the TILA and its implementing Regulation Z, and such Mortgage Loan was originated for a business purpose only. 10.5 [Reserved] 10.6 No Outstanding Charges. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor or its tenant residing at the applicable mortgaged property, directly or indirectly, for the payment of any amount required under the Mortgage Loan. 10.7 Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination, except by a written instrument and which has been delivered to the Purchaser or the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. 10.8 No Rescission; No Defenses; No Bankruptcy. The Mortgage Note and the Mortgage are not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding since the time the Mortgage Loan was originated. 10.9 Hazard Insurance. All buildings or other improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent applicable, such other risks as may be required in the Seller Underwriting Guidelines, in an amount not less than the lesser of (a) 100% of the replacement cost of all improvements to each Mortgaged Property, which may be provided by blanket coverage with a coverage limit less than the outstanding principal balance of all Mortgage Loans in the aggregate or (b) the greater of (i) the outstanding principal balance of the Mortgage Loan or (ii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Seller Underwriting Guidelines. If any Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project which coverage meets the requirements of the Seller Underwriting Guidelines. If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurance carrier satisfying the requirements of Fannie Mae of Freddie Mac in an amount representing coverage not less than the least of (i) the outstanding principal balance of the applicable Mortgage Loan, (ii) the full insurable value of the applicable

16 Mortgaged Property and (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the originator, its successors and assigns, as mortgagee. No written notice of termination of such hazard policy has been received by Seller which has not been renewed or reinstated. To Seller’s knowledge, all premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. None of the Seller, its designee servicers or the related Mortgagor has engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller. 10.10 Compliance with Applicable Laws. Any and all requirements of any federal, state or local law applicable to the origination and servicing of each such Mortgage Loan have been complied with in all material respects. The Mortgage Loan is not (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended, (b) a “high cost” mortgage loan, “covered” mortgage loan, or “predatory” mortgage loan under any state, local or federal law, as defined by applicable predatory and abusive lending laws; or (c) secured by a lien on the Mortgagor’s principal residence. 10.11 Underwriting. Each Mortgage Loan either (i) was underwritten in conformance with the Seller Underwriting Guidelines in effect at the time of origination without regard to any underwriter discretion or (ii) if not underwritten in conformance with the Seller Underwriting Guidelines, has reasonable and documented compensating factors that are disclosed in writing to and accepted by the Purchaser, in its sole discretion, prior to its purchase of the related Mortgage Loan. 10.12 No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. 10.13 Location and Type of Mortgaged Property. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia. With respect to any Mortgage Loan, the Mortgaged Property is a fee simple estate or a leasehold estate located in a jurisdiction in which the use of a leasehold estate for residential properties is a widely accepted practice located in the state identified on the Mortgage Loan Schedule and consists of a single parcel or of real property with a detached single family residence erected thereon, or a two- to four- family dwelling, or an individual residential

17 condominium unit in a condominium project, or an individual unit in a planned unit development, or an individual unit in a residential cooperative housing corporation. As of the Closing Date, no Mortgage Loan is secured by REO Property. 10.14 Leaseholds. The Mortgage Loan is not secured by a long-term lease. 10.15 Assignment of Rents. Certain Mortgaged Properties contain as part of the related Mortgage Loan Documents an Assignment of Rents (either as a separate instrument or incorporated into the related Mortgage). If separate from the related Mortgage, each related Assignment of Rents is on Fannie/Freddie Multistate 1- 4 Family Rider/Form 3170, or other form substantially similar thereto. 10.16 Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property. The Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the title insurance policy delivered to the Seller and (i) referred to or otherwise considered in the appraisal made for the Seller or (ii) which do not materially adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property (collectively, “Permitted Encumbrances”). 10.17 Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors and Seller has taken all action necessary to transfer such rights of enforceability to Purchaser. Seller and to the knowledge of Seller, all other parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. 10.18 No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to any Mortgage Loan has taken place on the part of the Seller (or its affiliates) or to Seller’s knowledge, the related loan servicer that would impair in any way the rights of the Purchaser in such Mortgage Loan or the related Mortgaged Property or that violated Applicable Law.

18 10.19 Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly disclosed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement. 10.20 Title Insurance. The Mortgage Loan is covered by (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located, (ii) an American Land Title Association lender’s title insurance policy, (iii) with respect to any Mortgage Loan for which the Mortgaged Property is located in California, a California Land Title Association lender’s insurance title policy, or (iv) other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to Permitted Encumbrances, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures legal access, and against encroachments by or upon the Mortgaged Property or any interest therein. The originator, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. The assignment to the Purchaser of the Seller’s interest in such lender’s title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, and such lender’s title insurance policy will inure to the benefit of the Purchaser. No claims have been made under such lender’s title insurance policy. No prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller. 10.21 [Reserved] 10.22 No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage. 10.23 Location of Improvements; No Encroachments. To Seller’s knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged

19 Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances. 10.24 Cross-Collateralization. No Mortgage Loan is cross-collateralized with any other loan other than each other Mortgage Loan. 10.25 No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the liens of the Mortgage Loans. 10.26 Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. 10.27 Prepayment Penalties. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and is permitted pursuant to Applicable Law. 10.28 No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. 10.29 No Condemnation Proceeding. To Seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. 10.30 Mortgaged Property Undamaged. The Mortgaged Property is undamaged by water, fire, earthquake or earth movement other than earthquake, windstorm, flood, tornado, hurricane or other casualty so as to render the use for which the premises was intended or rendering the related Mortgaged Property uninhabitable. 10.31 Servicing and Collection Practices; Escrow Deposits; Interest Rate Adjustments. The servicing and collection practices used by the Seller (and any designee servicer) with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to any escrow deposits and Escrow Payments payable pursuant to the Mortgage Loans, all such payments are in the possession of, or under the control of, Seller or its designee. All such Escrow Payments collected have been collected in full compliance with state and federal law. All Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note. Any interest on Mortgage Loan escrow deposits required to be paid pursuant to state, federal and local law has been properly paid and credited. 10.32 Conversion to Fixed Interest Rate. No adjustable rate Mortgage Loan is convertible to a fixed interest rate Mortgage Loan. 10.33 Environmental Compliance. To Seller’s knowledge, there does not exist on the Mortgaged Property any hazardous substances, hazardous materials, toxic substances, hazardous wastes, solid

20 wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. To Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property. 10.34 Appraisal. The Mortgage File contains a written appraisal prepared by a Qualified Appraiser and in accordance with the requirements of Title XI of FIRREA, signed by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan. The appraisal was written, in form and substance, to (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loans and (ii) USPAP standards, and satisfies applicable legal and regulatory requirements. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from the Seller was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the person performing the property valuation was made independently of the broker (where applicable) and the Seller’s loan sales and loan production personnel. The selection of the appraiser met the criteria of Fannie Mae and Freddie Mac for selecting an independent appraiser. 10.35 No Equity Participation. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor. 10.36 Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any affiliate or correspondent of Seller. 10.37 Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located. 10.38 Single Premium Credit Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) as part of the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

21 10.39 Patriot Act. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulation, including without limitation the USA Patriot Act of 2001, with respect to the origination or purchase of each Mortgage Loan. No Mortgage Loan is subject to nullification pursuant to the Orders or the regulations promulgated by OFAC or in violation of the Orders or OFAC regulations, and no Mortgagor is subject to the provisions of such Orders or OFAC regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC regulations. 10.40 Assignment. All Mortgage Loans were originated by Seller or an affiliate thereof. Seller has not assigned any Mortgage since it was originated by Seller. 10.41 Customary Provisions. The Mortgage relating to a Mortgaged Property contains customary and enforceable (subject to bankruptcy laws and general principles of equity) provisions such as to render the rights and remedies of the holder thereof adequate for the realization against such Mortgaged Property of the benefits of the security provided thereby. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose on the Mortgage. 10.42 Construction Loans. No Mortgage Loan was made in connection with the construction of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property, and as of the related Closing Date, no Mortgage Loan was in construction status and no trade in or exchange of a Mortgaged Property has been facilitated. 10.43 [Reserved] 10.44 Document Delivery. The Mortgage Note, the Mortgage, the Assignment of Mortgage and the other documents set forth in Exhibit C to this Agreement and required to be delivered on the related Closing Date (as defined in this Agreement) have been delivered to Purchaser or its designee or will be delivered upon request therefor from Purchaser pursuant to a collateral side letter. SECTION 11. Repurchase for Breaches of Representations or Warranties. (a) Upon discovery by either Seller or Purchaser of a breach of any representation or warranty contained in Sections 8 and 10, the party discovering such breach shall give prompt written notice to the other. If such breach materially and adversely affects the value of the applicable Mortgage Loans and/or the interests of Purchaser in such Mortgage Loans (a “Breach”), the party discovering such breach shall give prompt written notice to the other party hereto. Seller shall have sixty (60) days to cure any Breach (the “Cure Period”) prior to being required to repurchase the affected Mortgage Loans. The Cure Period, if applicable, shall commence upon the related Seller’s receipt of Purchaser’s written notice to the related Seller of the related Breach, supported by commercially reasonable documentation supporting such alleged Breach. If a Breach is not cured within such Cure Period, or if a Breach is not capable of being cured or is not reasonably expected to be cured within such 60-day period, then at Purchaser’s option, the affected Mortgage Loan shall be repurchased by the related Seller within ten (10) Business Days of the expiration of such Cure Period (if there is a Cure Period) or within ten (10) Business Days of

22 Seller’s receipt of the notice of Breach (if there is no Cure Period), in each case at the Repurchase Price. (b) Upon completion of such repurchase by the related Seller, Purchaser and the related Seller shall arrange for the reassignment of the repurchased Mortgage Loan to the related Seller and the delivery to Seller of any documents held by Purchaser or its custodian relating to the repurchased Mortgage Loan. In the case of any lien for which an assignment from the related Seller to Purchaser has been recorded prior to repurchase, Purchaser shall immediately and concurrently with the repurchase provide an executed assignment from Purchaser to the related Seller. The related Seller shall pay any necessary recording costs in connection with recording such reassignment. In the event any of related Seller’s representations or warranties are breached, Purchaser is expressly limited to the exercise of its rights and remedies as set forth in Section 11. In no event shall the related Seller be liable for any additional damages, including without limit consequential, punitive, or exemplary damages, with respect to any Breach. SECTION 12. Indemnification. (a) Subject to the limitation set forth in the last paragraph of Section 11 above, Seller shall indemnify and hold harmless Purchaser, its affiliates, and its and their present and former directors, officers and employees against all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorney’s fees, judgments, and any other costs, fees, and expenses (collectively, “Losses”) arising from, based on or relating to any act or failure to act or any breach of any warranty, obligation, representation or covenant contained in or made pursuant to this Agreement by Seller. Notwithstanding the foregoing, the Seller shall not be responsible for any Losses that the Purchaser may sustain in any way related to actions or inactions of the Seller which were taken or omitted upon the written instruction of the Purchaser, nor shall the Seller have any liability that results directly from Purchaser’s failure to perform any of its obligations in the Agreement. The indemnification obligations of Seller hereunder shall survive the termination of this Agreement. The foregoing indemnification shall be in addition to any other indemnification obligations or liability Seller might have under any other agreement between Seller and Purchaser. (b) Purchaser shall indemnify and hold harmless Seller, its affiliates, and its and their present and former directors, officers and employees against all Losses arising from, based on or relating to any breach of any warranty, obligation, representation or covenant contained in or made by Purchaser in this Agreement. Notwithstanding the foregoing, the Purchaser shall not be responsible for any Losses that the Seller may sustain in any way related to actions or inactions of the Purchaser which were taken or omitted upon the written instruction of the Seller, nor shall the Purchaser have any liability that results directly from Seller’s failure to perform any of its obligations in the Agreement. The indemnification obligations of Purchaser hereunder shall survive the termination of this Agreement. The foregoing indemnification shall be in addition to any other indemnification obligations or liability Purchaser might have under any other agreement between Seller and Purchaser. SECTION 13. Costs. Each party will pay the fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

23 Seller shall be responsible for, and shall bear all reasonable escrow and closing expenses associated with the closing of the transaction contemplated hereunder. In addition, the Seller shall pay for the preparation and delivery of the Assignments of Mortgage from Seller to Purchaser. Purchaser shall be responsible for (i) the costs and expenses in connection with recording any Assignments of Mortgage and (ii) any costs incurred in obtaining any additional endorsement to Seller’s loan policies of title insurance with respect to the Properties, if required by Purchaser, and any costs incurred in obtaining any other title insurance endorsements or additional coverages desired by Purchaser. Each party shall pay any fees or commissions due to a broker or anyone else who might be entitled to any such fee or commission in connection with the transactions contemplated herein which has been engaged by such party. SECTION 14. Notices. All demands, notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed by registered or certified mail, return receipt requested or by overnight delivery service, addressed to the appropriate party hereto at the addresses set forth below or (ii) transmitted by electronic mail or facsimile transmission with acknowledgment, to the appropriate party hereto at the address or facsimile number provided by the other party to this Agreement.(i) If to Purchaser: Temple View capital Funding, LP 7550 Wisconsin Avenue, 10th Floor Bethesda, MD 20814 Email: gbotello@mcmcap.com Attn. Gerardo Botello, General Counsel (ii) If to Seller: Amerant Bank, N.A. 220 Alhambra Circle Coral Gables, Florida 33134 Attn: General Counsel With a copy to: Squire Patton Boggs (US) LLP 777 S. Harbour Island Blvd., Suite 420 Tampa, Florida 33602 Attn: Stacy Krumin Any such demand, notice or communication shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced by the date noted on the return receipt or overnight delivery receipt or other evidence of receipt). SECTION 15. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or

24 unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. SECTION 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that any notices or communications hereunder may be transmitted between them by email and/or by facsimile, except where delivery of an original is required under Applicable Law. The parties intend that faxed signatures and electronically imaged signatures on instruments signed by the parties such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested. SECTION 17. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. THE PARTIES HERETO IRREVOCABLY (I) SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREE THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENT TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER. SELLER AND PURCHASER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SECTION 18. Further Assurances. Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement. SECTION 19. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon each party hereto and the respective successors and assigns of each of them. This Agreement may not be assigned by either party, in whole or part, without the prior written consent of the other parties hereto, which consent shall be granted or withheld in such party’s sole and absolute discretion; provided, however that Purchaser shall not be required to

25 obtain consent of the Seller with respect to any assignment of this Agreement to any affiliate of the Purchaser. SECTION 20. Amendments. Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by both Seller and Purchaser. SECTION 21. Interpretation. For all purposes of this Agreement, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement. Except as expressly otherwise provided herein or unless the context otherwise requires, for purposes of this Agreement the words “herein,” “hereto,” “hereof” and “hereunder” and other words of similar effect shall refer to this Agreement as a whole and not to any particular provisions. SECTION 22. Confidential Information. The parties hereto shall keep confidential and shall not divulge to any party, without the other party’s prior written consent, the terms of this Agreement including the price paid by Purchaser for any Mortgage Loans (the “Confidential Information”), except to the extent that it is appropriate for the related party to do so in working with legal counsel, auditors, investors, financing sources, taxing authorities and/or other governmental agencies or required by law or regulations; provided, that, a party may disclose Confidential Information to the extent that: (i) it is necessary to disclose to its affiliates and its and their employees, directors, officers, advisors (including legal counsel, accountants and auditors), representatives and servicers, (ii) as required by applicable law or as is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case the disclosing party shall provide prior written notice to the other party to the extent reasonably practicable and not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, (iv) the Purchaser determines such information to be necessary or desirable to disclose in connection with the marketing and sale of the Mortgage Loans in connection with a Whole Loan Transfer or Securitization Transaction or (v) to enforce or exercise a party’s rights hereunder. The provisions of the preceding sentence shall survive for a period of two (2) years from the related Closing Date. Each of the parties shall, with respect to all Mortgage Loans, comply with the applicable provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLBA”) and any applicable state and local privacy laws pursuant to the GLBA for financial institutions and applicable state and local privacy laws. The provisions of the preceding sentence shall not expire. SECTION 23. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. SECTION 24. Sale Treatment; Grant of Security Interest. It is intended that the conveyance of Seller’s right, title and interest in and to the Mortgage Loans and other property conveyed pursuant to this Agreement on the related Closing Date shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) Seller hereby grants to Purchaser a first priority security interest to secure repayment of an obligation in an amount equal to the Purchase Price in all of Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Mortgage Loans; and (3) this Agreement

26 shall constitute a security agreement under applicable law. The sale of each Mortgage Loan shall be reflected as a sale on Seller’s business records, tax returns and financial statements. SECTION 25. Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties hereto, and no other person or entity (other than the respective successors and permitted assigns of the parties) shall have any rights of any nature hereunder or by reason hereof or be bound hereby. SECTION 26. Cooperation with Reconstitutions. The related Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each, a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to (i) one or more third party purchasers in one or more Whole Loan Transfers or (ii) one or more Securitization Transactions (each such Whole Loan Transfer and/or Securitization Transaction, a “Reconstitution”). With respect to each Reconstitution entered into by Purchaser or any affiliate of Purchaser, the related Seller agrees: (a) to cooperate on a commercially reasonable efforts basis with the Purchaser, any prospective purchaser, any Rating Agency or any party to any agreement executed in connection with such Securitization Transaction, with respect to all reasonable requests and due diligence procedures and to use its commercially reasonable efforts to facilitate such Securitization Transaction, including but not limited to the preparation of data tapes for the Mortgage Loans to be included in any such Securitization Transaction and participation in collateral discussions with Rating Agencies and investors; (b) to execute, deliver and perform all Reconstitution Agreements or an assignment, assumption and recognition agreement or similar agreement to assign this Agreement to a securitization trust, prospective purchaser or such other Person as Purchaser may reasonably designate in connection with a Whole Loan Transfer or Securitization Transaction, to the extent of the applicable Mortgage Loans; (c) to cooperate with Purchaser to enable it to provide a reasonably detailed description of any exceptions or deviations to the Seller Underwriting Guidelines in connection with the Mortgage Loans, and any compensating factors, discretionary bases, judgmental underwriting decisions or other factors related to the origination of the Mortgage Loans, despite not having met the Seller Underwriting Guidelines; (d) The Purchaser hereby agrees to reimburse the Seller for reasonable “out-of-pocket” expenses incurred by the Seller that relate to such Reconstitution, including without limitation reasonable legal expenses and reimbursement for the amount that reasonably reflects time and effort expended by the Seller in connection therewith. SECTION 27. Regulatory Compliance. (a) The parties hereby agree to comply with the applicable laws, rules and regulations of governmental and regulatory authorities, and other Applicable Law related to public and private sales of mortgage loans in whole loan form, securitized form or otherwise (including, without limitation, Regulation AB and related interpretations, rules and regulations of the U.S. Securities

27 and Exchange Commission (the “Commission”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010). The Purchaser and the Seller acknowledge and agree that the Purchaser (or a successor purchaser) may securitize one or more of the Mortgage Loans and in connection therewith, the Securitization Transaction may require compliance with Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act of 1933, as amended, the Seller acknowledges that investors in privately offered securities may require comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB shall be deemed to include the provision of comparable disclosure, reports, certifications and other information required under Regulation AB in private, unregistered offerings. (b) In connection with any Securitization Transaction, the Seller agrees to reasonably cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any depositor or sponsor of a Securitization Transaction, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any depositor or sponsor of a Securitization Transaction for compliance with Regulation AB, to the extent that such items or information are available to the related Seller or the related Seller would not require significant and material additional cost to the related Seller in fulfilling such request, are reasonably believed by the Purchaser or any depositor or sponsor of a Securitization Transaction to be necessary in order to effect such compliance; provided that related Seller shall not be required to provide any Static Pool Information (as defined in Regulation AB). In addition, the related Seller further covenants to provide the Purchaser (including any of its assignees or designees) all reasonable information the Purchaser (or any depositor or sponsor of a Securitization Transaction) deems reasonably necessary in order to comply with any amendments to Regulation AB and any other securities laws and regulations with respect to information provided in connection with a securitization of the Mortgage Loans, to the extent that such items or information are available to the Seller or the Seller would not require significant and material additional cost to the Seller in fulfilling such request. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any depositor or sponsor of a Securitization Transaction in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB and other applicable rules, regulations or laws. For the avoidance of doubt, to the extent that any new laws, rules or regulations affect other provisions of this Agreement that affect public and private sales of the Mortgage Loans and/or Securitization Transactions, the Seller agrees that it shall cooperate with and negotiate in good faith, any necessary amendments of such provisions so as to comply with such applicable laws, rules and regulations. (c) The provisions set forth in this Section 27 shall survive the related Closing Date and shall not merge with the closing documents, but instead shall be independently enforceable by the Purchaser. SECTION 28. Bill of Sale Incorporated. The terms and conditions set forth in the related Bill of Sale between the Purchaser and the related Seller, with respect to each Closing Date shall be incorporated herein. With respect to the sale and purchase of the related Mortgage Loan

28 Package on each Closing Date, in the event of any conflict between the terms of this Agreement and the related Bill of Sale, the related Bill of Sale shall control with respect to such related Mortgage Loan Package. SECTION 29. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective authorized officers as of the date first above written. TVC FUNDING VII, LLC, as Purchaser By: /s/ Michael Niccolini Name: Michael Niccolini Title: President TEMPLE VIEW CAPITAL FUNDING, LP, as Purchaser By: /s/ Michael Niccolini Name: Michael Niccolini Title: President AMERANT BANK, N.A., as Seller By: /s/ Sharymar Calderon Name: Sharymar Calderon Title: SEVP, Chief Financial Officer